UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2023

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor, Boston, MA	02108
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Allarity Therapeutics, Inc. (“we,” “our,” or the “Company”) entered into a First Amendment to the Secured Note Purchase Agreement dated April 10, 2023 (the “First Amendment”) with 3i, LP (“3i”), the sole holder of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and Series C Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”), pursuant to which the parties amended the Secured Note Purchase Agreement dated November 22, 2022 (the “Original Agreement” and together with the First Amendment, the “Purchase Agreement”). The Original Agreement provided for the offer and sale of three (3) secured promissory notes for an aggregate principal amount of $2,666,640, which were issued on November 28, 2022 and December 31, 2022, and represents the aggregate principal amount outstanding under the notes issued under the Original Agreement as of April 10, 2023. The First Amendment was amended to provide for additional note purchases from time to time, at the sole discretion of 3i, which note purchase(s) is evidenced by a form of note which has been agreed upon by the Company and 3i (the “2023 Note”), and is substantially in the same form as the secured promissory notes issued in connection with the Original Agreement, with the exception that an event of default would occur under the 2023 Note in the event the Company has been delisted from The Nasdaq Stock Exchange LLC. On April 11, 2023, 3i purchased an additional note for an aggregate amount of $350,000, which purchase price was paid for in cash.

Each note issued under the Purchase Agreement matures on January 1, 2024, carries an interest rate of at 5% per annum, and is secured by all of the Company’s assets pursuant to a security agreement, which was also amended on April 10, 2023 to provide security interest for the additional notes issued from time to time under the Purchase Agreement (the “Amendment to Security Agreement”). In addition, pursuant to the terms of the notes, 3i may exchange such notes for the Company’s common stock at an exchange price equal to the lowest price per share of the equity security sold to other purchasers, rounded down to the nearest whole share, if the Company concludes a future equity financing prior to the maturity date or other repayment of such promissory note. In addition, each promissory note and interest earned thereon may be redeemed by the Company at its option or the holder may demand redemption if the Company obtains gross proceeds of at least $5 million in a financing in an amount of up to 35% of the gross proceeds of the financing.

The Company and 3i are also parties to (i) a Securities Purchase Agreement and a Registration Rights Agreement, each dated May 20, 2021, relating to the purchase and sale of 20,000 shares of Series A Preferred Stock, and common stock purchase warrants, and (ii) a Securities Purchase Agreement and Registration Rights Agreement, each dated February 28, 2023, relating to the purchase and sale of 50,000 shares of Series C Preferred Stock.

The forgoing descriptions of the First Amendment, Amendment to Security Agreement and 2023 Note, do not purport to be complete and are qualified in their entirety to the respective agreement, each filed hereto as Exhibits 10.1, 10.2 and 10.3 respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on Form 8-K filed with the SEC on October 14, 2022, we received a letter from Nasdaq Listing Qualifications on October 12, 2022 notifying us that the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the period ended June 30, 2022 (the “Form 10-Q”), did not satisfy the continued listing requirement under Nasdaq Listing Rule 5450(b)(1)(A)(the “Rule”) for The Nasdaq Global Market, which requires that a listed company’s stockholders’ equity be at least $10.0 million. As reported on the Form 10-Q, the Company’s stockholders’ equity as of June 30, 2022 was approximately $8.0 million. Pursuant to the letter, we were required to submit a plan to regain compliance with Nasdaq Listing Rule 5450(b)(1)(A) by November 26, 2022. After discussions with the Nasdaq Listing Qualifications staff, on December 12, 2022, we filed a plan to regain and demonstrate long-term Nasdaq Listing Qualifications compliance including seeking to phase-down to The Nasdaq Capital Market. On December 21, 2022, we received notification from the Nasdaq Listing Qualifications staff that they have granted the Company’s request for an extension until April 10, 2023, to comply with this requirement.

On April 11, 2023, we received notification from the Nasdaq Listing Qualifications staff that it has determined that the Company did not meet the terms of the extension. Specifically, the Company did not complete its proposed transactions and was unable to file a Form 8-K by the April 10, 2023 deadline, evidencing compliance with the Rule. As a result, the Company’s securities will be delisted from The Nasdaq Global Market. In that regard, unless the Company requests an appeal of such determination, trading of the Company’s Common Stock will be suspended at the opening of business on April 20, 2023, and a Form 25-NSE will be filed with the SEC which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Company intends to request an appeal for such determination.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 in this Form 8-K is incorporated herein by reference.

The offer and sale of the notes and the shares of common stock issuable upon conversion of the notes (the “Securities”) were made to an accredited investor in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended (the "Securities Act") as provided in Rule 506(b) of Regulation D promulgated thereunder. The offering of the Securities were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
10.1	First Amendment to Secured Note Purchase Agreement
10.2	First Amendment to Security Agreement
10.3	Form of Secured Promissory Note (2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ James G. Cullem
James G. Cullem
Chief Executive Officer

Dated: April 12, 2023

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